Exhibit 10.83.1

Agreement on Cancellation

of Contract # KM-171/0805 of August 30th, 2005

Moscow	December 29th, 2008

“TV DARYAL” Closed Joint-Stock Company (OGRN 1027739313205), hereinafter referred to as the “Television Company”, represented by its General Director V.V.Kartashkov, acting on the basis of the Articles, on the one part, and

“Krossmedia” Limited Liability Company (OGRN 1027700192145), hereinafter referred to as the “Agency”, represented by its General Director S.A. Vasiliev, acting on the basis of the Articles, on the other part, hereinafter collectively referred to as the “Parties”, have made this Agreement on Cancellation of Contract # KM-171/0805 of August 30th, 2005 (hereinafter referred to as the “Agreement” and the “Contract” correspondingly) as follows:

1. The Parties have come to a mutual agreement for pre-term cancellation of the Contract from 06.00 a.m. (Moscow time) on January 01st, 2009.

2. The obligations of the Parties under the Contract shall be considered cancelled from the date specified in Clause 1 hereof except for any obligations of the Parties for mutual settlements and any other activities for complete fulfillment of the Parties’ obligations arising out of the Contract as of the date of this Agreement.

Any mutual settlements and any other activities for complete fulfillment of the mutual obligations of the Parties shall be reported in monthly Mutual Settlement Acts (hereinafter referred to as the “Acts”).

2.1. The Acts shall be made by the Agency in two original copies signed by the Agency and shall be provided to the Television Company by the 15th (Fifteenth) day of the month following the reporting month.

The received Act shall be approved by the Television Company within five business days or motivated objections on the Act shall be sent within the specified term. In case the Television Company has any motivated objections, the Parties shall make a report specifying the measures to be taken for satisfaction of such motivated objections.

In case the Television Company fails to send any response to the Act sent by the Agency within the specified term, the Act shall be considered approved.

3. The obligations of the Parties under the Contract shall be terminated upon final completion of all mutual settlements and any other activities for complete satisfaction of the mutual obligations of the Parties in compliance with the procedure specified in the Act.

4. This Agreement is made in duplicate with the same legal effect with one copy for each Party. This Agreement shall form an integral part of the Contract.

5.  This Agreement shall take effect from the date of its signing by the Parties and shall remain in force until complete fulfillment by the Parties of their corresponding obligations hereunder.

Addresses, Banking Details, Signatures and Seals of the Parties:

The Television Company:

The Agency:

“TV DARYAL” Closed Joint-Stock Company

Address: 129515,

Moscow, 4, Akademika Koroleva Street,
bld. 4
Actual address: 129226, Moscow, 16, Dokukina Street,
bld.1
OGRN 1027739313205
TIN 7716143718, KPP 771701001
S/a 40702810501600000917
with ALFA-BANK OAO, Moscow
c/a 30101810200000000593,
BIC 044525593

“TV DARYAL” ZAO
16, Dokukina Str., 1, 129226, Moscow, Russian Federation
Beneficiary account: 40702840101600000196
Swift: CHASUSS33,
Correspondent account # 400927098 with JPMorgan
CHASE BANK,
New York, 4, New York Plaza, N.Y. 10004, USA

“Krossmedia” Limited Liability Company

Address: 121359, Moscow, 25, Akademika Pavlova Street
Postal address: 121359, Moscow, 25, Akademika Pavlova Street
TIN 7710203400, KPP 773101001
OGRN 1027700192145
S/a 40702810800020104620
with Sberbank of Russia OAO
c/a 30101810400000000225
BIC 044525225

General Director

General Director

/s/ V.V. Kartashkov

/s/ S.A. Vasiliev

V.V. Kartashkov, L.S.

S.A. Vasiliev, L.S.